Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in this Pre-Effective Amendment No. 1 to the Registration Statement (Form S-3 No. 333-179098) and related Prospectus of ExlService Holdings, Inc. and to the incorporation by reference therein of our report dated March 11, 2011 (except for note 16, as to which the date is August 1, 2011) with respect to the consolidated financial statements of Business Process Outsourcing, Inc. for the year ended December 31, 2010.

/s/    Ernst & Young

Bangalore, India

January 31, 2012